                                                              EXHIBIT 99.1

                               CBES BANCORP, INC.
                             1001 N. JESSE JAMES RD.

                           EXCELSIOR SPRINGS, MO 64024
                    PHONE: (816) 630-6711 FAX: (816) 630-1663

PRESS RELEASE
-------------

FOR MORE INFORMATION                                      FOR IMMEDIATE
                                                          RELEASE
                                                   Date: August 13, 2001
Contact Dennis Hartman
President
816:630-6711

CBES BANCORP, INC. ANNOUNCES MANAGEMENT CHANGES AND THE SALE OF BRANCH

Excelsior Springs, Missouri, August 13, 2001-CBES Bancorp, Inc. (NASDAQ: CBES), the parent company of Community Bank of Excelsior Springs, A Savings Bank, today announced a series of management appointments and the sale of their branch office in Kearney, Missouri.

Paul Thomas has been named to the position of Chief Executive Officer and Chairman of the Board, succeeding Dennis Hartman who has been named President of the Company. Mr. Thomas joined the bank in October 2000 as Chief Operating Officer and Chief Lending Officer. These changes follow a series of additions to the Company's senior management since March 2001:

Keith Folkerts, Senior Vice President-Non-Residential Lending Mr. Folkerts brings a strong knowledge of construction and commercial lending to his new position, and will be responsible for managing and growing these departments. Prior to joining Community Bank, Mr. Folkerts was Senior Commercial Loan Officer with People's Bank in Overland Park, Kansas.

Brenda Barnes, Senior Vice President-Residential Lending Prior to joining Community Bank, Ms. Barnes was a Managing Underwriter with Corinthian Mortgage Corporation in Mission, Kansas. She will apply her operational and management skills to the continued development and expansion of the Company's residential lending operation in the greater Kansas City area.

Ron Hill, Chief Financial Officer Mr. Hill was named Chief Financial
Officer of the Company and brings with him years of experience in the savings industry. Prior to joining Community Bank, Mr. Hill was Chief Financial Officer with Cameron Savings & Loan in

Cameron, Missouri.

"Community Bank's new management structure will strengthen the company's ability to compete successfully in our market area and in our industry," said Dennis Hartman, President. "We have significantly reinforced our depth of lending and financial expertise by the addition of several senior managers who bring with them a wealth of experience and qualifications."

In conjunction with these changes, the Company has also announced the sale of its deposit branch office in Kearney, Missouri to Kearney Trust Company, subject to regulatory approval. "The decision was made after very deliberate consideration regarding the future growth strategy and branching objectives of Community Bank and our continued commitment to our core deposit base," said Dennis Hartman, President. "We feel that we are able to more effectively service our deposit customers in Excelsior Springs and Liberty, and the sale of this branch will contribute a significant cost savings to the bank's ongoing operations. We intend to focus on deposit growth in these two areas, and we will continue to offer our lending products and services to customers throughout the Northland."

Founded in 1931, Community Bank of Excelsior Springs is a community oriented savings bank operating primarily in Clay and Ray counties in Missouri. Through its branch offices, the Bank offers a wide range of deposit products and lending services, including residential, construction, commercial real estate and consumer lending.

                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                CBES BANCORP, INC.

Date:  August 20, 2001                          By: /S/ Dennis D. Hartman
                                                    ----------------------------
                                                    Dennis D. Hartman, President